UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2008 (January 8, 2007)

Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6564 Smoke Tree Lane, Scottsdale, AZ 85253
(Address of principal executive offices)

(480) 948-6581
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding EGPI's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render EGPI’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause EGPI's actual results to differ from management's current expectations are contained in EGPI's filings with the Securities and Exchange Commission.  EGPI undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01.    Entry into a Material Definitive Agreement

On January 8, 2008, EGPI Firecreek, Inc., through its wholly owned subsidiary, Firecreek Petroleum, Inc. (collectively, the “Company”) entered into an Assignment and Bill of Sale  (the “Assignment”) with Success Oil Co., Inc. (“SOC”) relating to the purchase and sale of certain 40 acre tract of land and leases (the “North 40”), with first right for an additional 40 acre lease (the “South 40”), located in Ward County, Texas, more commonly known as the J.B. Tubb leasehold estate (the “Tubb Lease”). Pursuant to the Assignment, the Company paid to SOC the total of One Million Four Hundred Thousand ($1,400,000) dollars for the leases, equipment, including a Participation Agreement (for Turnkey Drilling, Re Entry, and Multiple Wells) (the “Turnkey-Participation Agreement”), for a two well re entry program for reaching objective depth and completion in the prospect wells for the Upper Clearfork formation (from 4200-4400 feet) and Lower Clearfork formation (from 4550-4750 feet). The Company, in accordance with the agreement(s), shall have right, title and interest in and to the well(s) located thereon the lease(s), and at all depths from surface to at least 8,500 feet. In addition, the Company holds a first right established by the agreement(s), to participate in additional development on the Tubb Lease/leasehold estate. The Assignment through closing is less all credited taxes including State, County, and or other due and owing by SOC through the oil transfer effective date of January 1, 2008 to the Company.  Operations upon the transfer effective date of January 1, 2008 will be handled by an Operating Agreement between the Company and SOC.

In addition to the Assignment, the Company, SOC and Charles C. Wright entered into an Escrow Agreement, and amendments one and two thereto, such that together with final Purchase Notification letter exhibit to the Escrow Agreement dated January 8, 2008, and the Turnkey-Participation Agreement, and related Operations Agreement and Exhibit, together in the aggregate, effectively provide for the disbursement of funds, Commencement of the Participation Agreement, leasehold Operations, and the filing of all appropriate documentation, including documents as required with the Railroad Commission of Texas.

On January 9, 2008 the Company issued a press release announcing the transactions described in this Current Report. A copy of the press release is filed herewith as Exhibit 99.1.

A copy of the Assignment is attached hereto as Exhibit 10.1.

A copy of the Escrow Agreement and addendums are attached hereto as Exhibit 10.2

A copy of the Turnkey-Participation Agreement is attached hereto as Exhibit 10.3

A copy of the Model Form 610 Operating Agreement and Exhibit are attached hereto as Exhibit 10.4

Item 2.01.   Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
EX-10.1	Assignment and Bill of Sale, dated July 3, 2008.
EX-10.2	Escrow Agreement between the Company and Success Oil Co., Inc., dated January 3, 2008
EX-10.3	Turnkey-Participation Agreement between the Company and Success Oil Co., Inc., dated January 3, 2008
EX-10.4	Operating Agreement between the Company and Success Oil Co., Inc., dated January 1, 2008
EX-99.1	Press Release entitled “EGPI/Firecreek, Inc. Signs Definitive Agreement with Success Oil Co., For
Its West Texas Oil Program.”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC.
(formerly Energy Producers, Inc.)

January 9, 2008	By:	/s/ Dennis R. Alexander
Dennis R. Alexander
Chairman and Chief Financial Officer